UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2008 (June 11, 2008)

U.S. PHYSICAL THERAPY, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-11151	76-0364866
(State or other jurisdiction of incorporation or organization)	(Commissionn File Number)	(I.R.S. Employer Identification No.)
1300 West Sam Houston Parkway South, Suite 300, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 297-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events

On June 11, 2008, U. S. Physical Therapy, Inc. (the “Company”) issued a press release disclosing that the Company acquired a 65% interest in a multi-partner outpatient rehabilitation practice with 9 clinics located in the Mid-Atlantic region with existing partners retaining 35%.  The practice sees 60,000 physical therapy patients per year producing approximately $5,600,000 in revenue.

The Company paid $9,500,000, which was financed with $8,550,000 of funding from the Company’s credit facility and $950,000 in seller notes, for the 65% interest.  If the practice achieves certain levels of operating results within the next three years an earnout of up to $1,500,000 may be payable as additional purchase consideration.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

Exhibits	Description of Exhibits

99.1	Press Release dated June 11, 2008 - U. S. Physical Therapy Makes Acquisition In Mid-Atlantic Region

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. PHYSICAL THERAPY, INC.

Dated:	June 11, 2008	By: /s/ LAWRANCE W. MCAFEE
Lawrance W. McAfee
Chief Financial Officer
(duly authorized officer and principal financial
and accounting officer)

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION OF EXHIBIT

99.1	Press Release dated June 11, 2008 - U. S. Physical Therapy Makes Acquisition in Mid-Atlantic Region.